Exhibit 10.9

FORM OF Amendment No. 3 to James D. Small’s Employment Agreement

This Amendment No. 3 (the “Amendment”), dated as of    , 2016 (the “Effective Date”), is between Overseas Shipholding Group, Inc. (the “Company”) and James D. Small (the “Executive”) and acknowledged by International Seaways, Inc. (“INSW”).

WHEREAS, the Company and the Executive have entered into an employment agreement, dated February 13, 2015 and as amended on March 30, 2016 and August 3, 2016 (the “Employment Agreement”).

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in accordance with Section 13(c) thereof.

WHEREAS, in connection with and immediately following the consummation of the transactions (the “Closing”) contemplated by the Separation and Distribution Agreement between the Company and INSW dated    , the Employment Agreement will be assigned to INSW (the “Assignment”).

WHEREAS, pursuant to Section 13(g) of the Employment Agreement, following the Assignment, references to “the Company” in the Employment Agreement shall be a reference to INSW.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, conditioned and effective upon the occurrence of the Closing and the Assignment, the parties agree as follows:

1.	The first “Whereas” clause in the Employment Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Company and Executive mutually desire that the Executive serve as Chief Administrative Officer (“CAO”), Senior Vice President (“SVP”), Secretary and General Counsel (“GC”) of the Company on the terms and conditions set forth herein.

2.	Section 1(a) is hereby amended by replacing “SVP, Secretary and GC” with “the CAO, SVP, Secretary and GC.”

3.	Section 2 is hereby deleted in its entirety and replaced with the following:

2.        The Executive shall serve pursuant to the terms of the Agreement, as such may be in effect from time to time, commencing on March 2, 2015 or such later date as may reasonably be required by Executive’s current employer (such date, the “Effective Date”) and shall continue until terminated (such period, the “Term”) upon his “Separation from Service” with the Company in connection with any of the events described in Section 4 hereof.

4.	Notwithstanding anything to the contrary herein or in the Employment Agreement, for any transition period between the Closing and the date upon which INSW implements a health and welfare plan for the benefit of its employees during which the Executive remains employed by INSW, the Executive agrees to make a timely election under COBRA to continue participation in the Company’s health and welfare plan and INSW will reimburse the Executive for the employer portion of the applicable premium (based upon the portion of the premiums paid by the Company on behalf of its employees who participate in the plan).

5.	Except as provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on INSW in the same manner and to the same extent as on the Company if no assignment to INSW had taken place.

6.	This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the date first written above.

James D. Small

Overseas Shipholding Group, Inc.

Name:

Title:

International Seaways, Inc.

Name:

Title:

Signature Page to Amendment No. 3

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